Exhibit 1.1

Final Form

Tabula Rasa Healthcare, Inc.

[•] Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: [•], 2016

EXHIBITS

Exhibit A	–	Underwriters
Exhibit B	–	Subsidiaries of the Company
Exhibit C	–	List of Persons Subject to Lock-Up
Exhibit D-1	–	Form of Lock-Up Agreements
Exhibit D-2	–	Form of Press Release Announcing Lock-Up Waiver
Exhibit E	–	Form of Opinion of Company Counsel
Exhibit F	–	Form of Intellectual Property Counsel Opinion
Exhibit G	–	Price-Related Information
Exhibit H	–	Issuer General Use Free Writing Prospectuses
Exhibit I	–	Issuer DSP Free Writing Prospectus
Exhibit J	–	Chief Financial Officer’s Certificate

TABULA RASA HEALTHCARE, INC.

[•] Shares of Common Stock

UNDERWRITING AGREEMENT

[•], 2016

Wells Fargo Securities, LLC
UBS Securities LLC
As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York  10152

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Tabula Rasa Healthcare, Inc., a Delaware corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”) and UBS Securities LLC (“UBS”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo and UBS are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company of a total of [•] shares (the “Initial Securities”) of the Company’s common stock, par value $[•] per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional shares of Common Stock.  The Initial Securities to be purchased by the Underwriters and all or any part of the [•] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”  Certain terms used in this Agreement are defined in Section 15 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

As part of the offering contemplated by this Agreement, the Representatives have agreed to reserve out of the Initial Securities set forth opposite its name on the Schedule II to this Agreement, up to [    ](1)  shares (the “Directed Securities”), for sale to the Company’s directors, officers, key employees and friends and family members of the foregoing (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”) and as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the FINRA (as defined below) and all other applicable laws, rules and regulations.  Any Directed Securities not orally confirmed for purchase by any Participants by [   ] [A.M./P.M.] New York City time on the first trading day after the date of this Agreement is executed may be, at the sole and absolute discretion of the Representatives, be offered to the public as part of the public offering contemplated hereby or offered or sold to any other Participants.

(1)  5% of the Underwritten Securities (excluding the shares of Common Stock that may be issued upon the Underwriters’ exercise of their over-allotment option)

Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus dated [•], 2016 in accordance with the provisions of Rule 430A and Rule 424(b) and the Company has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) is herein called the “Prospectus.”

Prior to the date of this Agreement (in the case of clauses (a), (b), (c) and (d) below) and concurrently with (in the case of clause (e) and (f) below) the purchase of the Initial Securities by the Underwriters on the Closing Date referred to in Section 2(c):

(a)           the Company shall have effected a [•]-for-one reverse stock split (the “Stock Split”);

(b)           all consents, approvals, waivers and amendments necessary under any of the Stockholder Documents (as defined below) or the Company’s charter or bylaws in connection with any of the Pre-Closing Transactions (as defined below) or the offering or sale of the Securities or for the Company to enter into this Agreement or to perform its obligations hereunder shall have been obtained and shall be in full force and effect (collectively, the “Consents and Waivers”);

(c)           the Company’s charter and by-laws shall have been amended and restated and such amended and restated charter shall have been filed with the Secretary of State of the State of Delaware (collectively, the “Amendment and Restatement”);

(d)           all of the outstanding shares of the Company’s Preferred Stock shall have been automatically converted into shares of Common Stock (the “Preferred Stock Conversion”); and

(e)           all of the outstanding shares of the Company’s Non-Voting Common Stock shall have been automatically reclassified into shares of Common Stock (the “Non-Voting Stock Reclassification”),

all on the terms contemplated by the Pre-Pricing Prospectus and the Prospectus.  The Stock Split, the Consents and Waivers, the Amendment and Restatement, the Preferred Stock Conversion and the Non-Voting Stock Reclassification are hereinafter called, collectively, the “Pre-Closing Transactions”).

The following terms, as used herein, have the respective meanings set forth below:

(a)           “Stockholders Agreement” means the Stockholders Agreement dated June 30, 2014 among the Company and the persons signatory thereto, as amended, supplemented or restated, if applicable;

(b)           “Investor Rights Agreement” means the Investor Rights Agreement dated June 30, 2014 among the Company and the investors listed on Schedule A thereto, as amended, supplemented or restated, if applicable; and

(c)           “Stockholder Documents” means, collectively, the Stockholders Agreement and the Investor Rights Agreement.

SECTION 1.  Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1)     Compliance with Registration Requirements.  The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement.  Each of the Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 a.m.

(New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with or otherwise finally resolved with the Commission.  The Initial Registration Statement was initially filed with the Commission on January 4, 2016.

(2)     Registration Statement, Prospectus and Disclosure at Time of Sale.  At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (y) below) and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from the Underwriters, neither (v) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit H hereto, all considered together (collectively, the “General Disclosure Package”), nor (w) if an Issuer DSP Free Writing Prospectus is used in connection with the offering contemplated by this Agreement, such Issuer DSP Free Writing Prospectus and the Pre-Pricing Prospectus as of the Applicable Time, considered together (collectively, the “DSP Disclosure Package”), nor (x) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (y) any Issuer General Use Free Writing Prospectus issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, nor (z) any individual Testing the Waters Writing, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In the event that an Issuer DSP Free Writing Prospectus is used in connection with the offering contemplated by this Agreement, then all references to “General Disclosure Package” shall be deemed to also refer to the DSP Disclosure Package.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(3)     Pre-Closing Transactions.  The Pre-Closing Transactions have been or will be consummated, as the case may be, on or prior to the respective times contemplated by the fourth paragraph of this Agreement (or such earlier times as may be contemplated by the Pre-Pricing Prospectus or the Prospectus) on the terms contemplated by this Agreement, the Pre-Pricing Prospectus and the Prospectus, and the Stockholder Documents Amendment and the Consents and Waivers are in full force and effect.

(4)     Independent Accountants.  KPMG LLP, the accountants who certified the financial statements and any supporting schedules thereto (if any) included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations and the PCAOB.

(5)     Financial Statements.  The financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of any other entities or businesses included in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries, if any, for the periods specified; and all such financial statements have been prepared in conformity with GAAP  applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations.  The supporting schedules, if any, included in the Registration Statement present fairly, in all material respects and in accordance with GAAP, the information required to be stated therein.  The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus.   The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; and the pro forma information appearing in the Pre-Pricing Prospectus and the Prospectus under the caption “Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the pro forma financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.   All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.

(6)     No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has been no material adverse change or any development that would reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole (in any such case, a “Material Adverse Effect”); (B) except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither the Company nor any of its subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(7)     Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New Jersey and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of New Jersey) where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(8)     Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the

Registration Statement, the General Disclosure Package or the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of all Liens, except for such Liens as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company were issued in violation of any preemptive rights, rights of first refusal or other similar rights granted by such subsidiary to any securityholder of such subsidiary or any other person that have not been waived in writing.  The only subsidiaries of the Company are the subsidiaries listed on Exhibit B hereto and Exhibit B accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively.  Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Exhibit B hereto under the caption “Material Subsidiaries.”

(9)     Capitalization.  The authorized, issued and outstanding capital stock of the Company as of the date of this Agreement is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Prospectus and, at the time of the purchase of the Initial Securities by the Underwriters on the Closing Date and as of each Option Closing Date (if any), the authorized, issued and outstanding capital stock of the Company will be as set forth in the column entitled “Pro Forma As Adjusted” and in the corresponding line items under such caption (in each case except for any Option Securities issued by the Company pursuant to this Agreement and issuances, if any, subsequent to the date of this Agreement pursuant to employee or director stock option, stock purchase or other equity incentive plans described in the Prospectus under the caption “Equity Compensation Plans,” or upon the exercise of options issued pursuant to any such stock option, stock purchase or other equity incentive plans as so described, or upon the exercise of options or the conversion of convertible securities or warrants  described in the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance in all material respects with all applicable state and federal securities and “blue-sky” laws; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights granted by the Company to any securityholder of the Company or any other person that have not been waived in writing. All of the issued shares of capital stock or other ownership interest of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(10)   Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(11)   Authorization of Securities.  The Securities to be sold by the Company under this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this

Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability solely by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Company under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights granted by the Company to any securityholder of the Company or any other person that have not been waived in writing.

(12)   Description of Securities.  The Common Stock, the authorized but unissued Preferred Stock, all classes or series of Preferred Stock outstanding on the date of this Agreement, all outstanding warrants and convertible securities and the Company’s charter and bylaws conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(13)   Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, nor will such action result in (i) any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or (ii) any violation of applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(14)   Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(15)   Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(16)   Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Risk Factors—Risks Related to Our Intellectual Property,” “Risk Factors—Risks Related To Industry Regulation and Other Legal Compliance Matters,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Healthcare Regulatory Environment,” “Business—Legal Proceedings,” “Business—Intellectual Property,” “Executive Compensation – Narrative to Summary Compensation Table”, “Executive Compensation – 2014 Equity Compensation Plan,” “Executive Compensation – 2016 Equity Compensation Plan,” “Transactions With Related Persons,” “Shares Eligible for Future Sale,” “Description of Capital Stock,” and “Material U.S. Federal Income Tax Consequences to Non U.S. Holders of Common Stock”, and the information in the Registration Statement under Items 14 and 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement, in each case, by the 1933 Act or the 1933 Act Regulations, which have not been so described and filed as required.

(17)   Possession of Intellectual Property.  The Company and its subsidiaries own all rights in patents and patent applications, copyright registrations and applications for copyright registration, trademark registrations and applications for trademark registrations, and service marks, trade names, service names, software, internet addresses, and domain names that are identified with particularity as being owned by the Company or any of its subsidiaries in the Registration Statement, the General Disclosure Package, or the Prospectus (“IP Rights”).   The Company and its subsidiaries have valid and enforceable licenses to those certain intellectual property rights as specified in the license agreements identified with particularity in the Registration Statement, the General Disclosure Package, or the Prospectus (“License Rights”). The Company and its subsidiaries own or otherwise possess all rights in that certain know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures) that is used in currently and  is necessary for the conduct of their respective businesses as currently conducted (“Know-How”).  To the Company’s knowledge, the IP Rights, License Rights, and Know-How, taken together (the “Rights”), are sufficient  for the conduct of the respective businesses of the Company and its Subsidiaries as currently conducted.  Neither the Company nor any of its subsidiaries have received any notice or are otherwise aware of any infringement, misappropriation, or violation of the IP Rights or the Know How in any of the Company’s or its subsidiaries’ businesses as currently conducted, or its or their products as currently constituted, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries are aware of any facts or circumstances that would reasonably be expected to render any IP Rights invalid. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by any third party challenging the Company’s or any subsidiary’s rights in or to the Rights, or challenging the validity or enforceability of any of the IP Rights or the Know How that is owned by the Company or any of its subsidiaries, or asserting that the Company or any subsidiary infringes, misappropriates, or violates any intellectual property rights of any third party, in each instance that would be materially adverse to the Company.  To the knowledge of the Company, (x) the Company and its subsidiaries have in all material respects complied with the terms of each license agreement pursuant to which any License Rights have been licensed to the Company or any subsidiary;  (y) all such agreements are in full force and effect; and (z) no event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any licensor of the License Rights the right to terminate any such agreement. To the knowledge of the Company, there is no issued patent having currently enforceable claims that would require the Company to obtain a license from the third party holder of  such patent in order that the Company or its subsidiaries continue to conduct any material aspect of its or their business as currently conducted that is covered by any allowed patent claims within the IP Rights or that could reasonably be used by such third party holder to challenge the validity or enforceability of any such allowed patent claims within the IP Rights.

(18)   Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any holder of capital stock or other securities of the Company or creditor of the Company or any of its subsidiaries, (C) no authorization, approval, waiver or consent under any Company Document, and (D) no authorization, approval, vote or consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance by the Company of this Agreement, for the offering of the Securities by the Company as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to this Agreement, or for the consummation by the Company of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained or made under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and except that no representation is made as to such as may be required under state or foreign securities laws.

(19)   Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except where the failure to so possess any of the foregoing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect.  Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses  that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and, to the knowledge of the Company, no such proceedings are threatened.

(20)   Title to Property.  The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them (if any) and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (b) are not, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole, are not required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property, buildings and other improvements, and all equipment and other property, held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are in full force and effect; and neither the Company nor any of its subsidiaries has received any written notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises, or to the continued use of the leased or subleased equipment or other property under any such lease or sublease, except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(21)   Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities to the Underwriters as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use Of

Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(22)   Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(23)   Absence of Registration Rights.  Except for rights under the Investor Rights Agreement (which rights have been duly waived or are not applicable in connection with this offering), (i) there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act, and (ii) there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements (including, without limitation, the Stockholder Documents) in connection with the transactions contemplated by this Agreement.

(24)   Parties to Lock-Up Agreements.  Each of the persons listed on Exhibit C hereto has executed and delivered to the Representatives a lock-up agreement substantially in the form of Exhibit D-1 hereto, subject to certain modifications as agreed to by the Representatives.  Exhibit C hereto includes a true, complete and correct list of all directors and officers of the Company, and includes the holders of substantially all of the shares of Common Stock and the holders of substantially all of the options of the Company outstanding prior to the offering.  All outstanding stock options and other similar security issuances by the Company to its stockholders provide and all stock options and securities that may be issued by the Company at any time during the Lock-Up Period will provide, in each case pursuant to written stock option agreements or similar agreements executed and delivered by the holders of such securities, that the holders of such securities will not affect any public sale or distribution (including sales pursuant to Rule 144 under the 1933 Act) of any Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such restriction on transfer without the prior written consent of the Representatives.

(25)   NASDAQ.  The Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on The Nasdaq Global Market.

(26)   FINRA Matters.  All of the information provided to the Representatives or to counsel for the Underwriters by the Company regarding the Company or the Company’s officers and directors or, to the knowledge of the Company, any of the Company’s security holders in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct.

(27)   Tax Returns.  The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(28)   Insurance.  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(29)   Accounting Controls.  The Company and its subsidiaries have taken all actions reasonably necessary to ensure that, within the time period required by applicable Law, the Company will have established and will maintain effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations).  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (1) since the first day of the Company’s earliest fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

The Company’s independent public accountants and the audit committee of the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal controls and financial reports, in each case that occurred or existed, or was first detected, at any time during the Company’s three most recent fiscal years for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

(30)   Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 of the Sarbanes-Oxley Act related to loans.

(31)   Pending Proceedings and Examinations; Comment Letters.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act.  The Company has provided the Representatives with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants, and of any transcripts made by the Company, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendments or supplements to any of the foregoing and of all written responses to such comment, and no such comments remain unresolved.

(32)   Absence of Manipulation.  Neither the Company nor any of its officers, directors or affiliates has taken and will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities; provided, however, the Company makes no such representation or warranty with respect to actions of any Underwriter or any affiliate or agent of any Underwriter.

(33)   Statistical, Clinical, and Market-Related Data.  Any statistical, clinical, medical,  demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect in all material respects the materials upon which such data is based or from which it was derived, and the Company has delivered or made available true, complete and correct copies of such materials to the Representatives.

(34)   Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries or any of their respective officers, directors or affiliates, nor, to the knowledge of the Company, any agent, employee or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA, the U.K. Bribery Act 2010 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA or any other applicable anti-corruption laws, and the Company and its subsidiaries, and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(35)   Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(36)   OFAC.  Neither the Company nor any of its subsidiaries or any of their respective officers or directors, nor, to the knowledge of the Company, any affiliates, officers, directors, affiliates, agent, employee or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any sanctions administered by the OFAC United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, Libya, North Korea, Sudan and Syria); and the Company will not directly or indirectly use any of the proceeds from the sale of Securities by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to, or the target of, any Sanctions or in any other manner that will result in a violation by any person (including any person participating in the offering contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise) of Sanctions.  For the past five years the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions.

(37)   ERISA Compliance.  None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would  reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries may have any liability.

(38)   Lending and Other Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; (ii) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Company or any of its subsidiaries, on one hand, and any Underwriter or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(39)   Changes in Management.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were officers or directors of the Company as of the date of the Pre-Pricing Prospectus has given oral or written notice to the Company or any of its subsidiaries of his or her resignation (or otherwise given oral or written notice to the Company or any of its subsidiaries stating an intention to resign within the next 12 months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of directors.

(40)   Transfer Taxes.  There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Underwriters hereunder.

(41)   Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(42)   Directed Share Program. The  Pre-Pricing  Prospectus,   any  other  preliminary  prospectus,  the  Prospectus,  the  General Disclosure  Package,  each  Issuer  Free  Writing  Prospectus  and  any  amendments  or  supplements thereto complied and will comply with any applicable laws, rules and regulations of any foreign jurisdictions in  which any such document has been or will be distributed in connection with offers and sales of Directed Securities and no consent, approval or authorization or order of, or filing or registration  with,  any court  or  governmental agency, body or  official (except such  as have been made  or  obtained,  as  the  case  may  be)  was,  is  or  will  be  required  under  the  laws,  rules  or regulations of any foreign jurisdiction in  which  any Directed Securities have been or will be offered or sold.

(43)   Stop Transfer Instructions.  The Company has, with respect to any Common Stock (other than the Securities to be sold pursuant to this Agreement) or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock owned or held (of record or beneficially) by any other persons who have entered into or are required to enter into an agreement in the form of Exhibit D-1 hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as provided in such agreements); and, during the Lock-Up Period (as the same may be extended as provided in such agreements), the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures, other than with respect to transfers permissible pursuant to such agreements, without the prior written consent of the Representatives.

(44)   Offering Materials.  Without limitation to the provisions of Section 16 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus and Testing the Waters Writing, any amendment or supplements to any of the foregoing that are filed with the SEC and any Permitted Free Writing Prospectuses (as defined in Section 16).

(45)   No Restrictions on Dividends.  Neither the Company nor any of its subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock, and no subsidiary of the Company is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any subsidiary of the Company from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Company or any other subsidiary, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(46)   Brokers.  There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities to the Underwriters pursuant to this Agreement.

(47)   PFIC Status.  The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and, based on the Company’s current projected income, assets and activities, the Company does not reasonably expect to be classified as a PFIC for any subsequent taxable year.

(48)   Regulatory Authorities.  The Company and its subsidiaries: (i) are in compliance with all statutes, rules, regulations, ordinances, orders, and decrees, applicable to the ownership, recordkeeping, use, dispensing, distribution, marketing, labeling, advertising, promotion, storage, or disposal of any product manufactured, dispensed or distributed by or for the Company or any of its subsidiaries or to the consulting services furnished by the Company and its subsidiaries (“Applicable Laws”), except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) have not received any notice from a Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, authorizations, registrations, permits, franchises, privileges, variances, immunities, and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iii) possess all Authorizations required for the conduct of their respective businesses (and such Authorizations are valid and in full force and effect) and are not in violation of any term of any such Authorizations, except where the failure to possess such Authorization or the violation of such Authorization would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (iv) have not received notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority, or other non-governmental authority alleging that any of their respective operations or activities is in violation of any Applicable Laws or Authorizations and the Company has no knowledge or reason to believe that any such Governmental Authority is considering any such claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (v) have not received notice that any Governmental Authority or has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge or reason to believe that any such Governmental Authority is considering such action, except for any such actions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (vi) have, or have had on their behalf, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions, registrations and supplements or amendments as are required by any Applicable Laws or Authorizations, except where the failure to so file, declare, obtain, maintain or submit would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect and all such reports, documents, forms, notices, applications, records, claims, submissions, registrations and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

(49)   Compliance.

i.              Health Care Laws. Without limiting the generality of subsection 1(a)(48) above, neither the Company nor any of its subsidiaries, nor any of their respective  officers, directors and employees, nor, to the knowledge of the Company, any of their respective agents, contractors or licensees (if any), nor, to the Company’s knowledge, any of their respective business operations, is in violation of any Health Care Laws, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) state pharmacy practice acts and corresponding regulations; (iii) all applicable federal, state, local and all foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. physician self-referral law, often referred to as the Stark Law (42 U.S.C. Section 1395nn), the U.S. Civil False Claims Act (31 U.S.C. Sections 3729 et seq.), exclusion and the Civil Monetary Penalties Law 42 U.S.C. Sections 1320a-7 and 1320a-7a and the regulations promulgated pursuant to such statutes; (iv) any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); (v) the Standards for Privacy of Individually Identifiable Health Information, 45 CFR Part 160 and Subparts A and E of Part 164 (the “Privacy Rule”), the  “HIPAA Security Rule,” 45 CFR Part 160 and Subparts A and C of Part 164 (the “Security Standards”), the Standards for Electronic Transactions and Code Sets promulgated under HIPAA (42 U.S.C. Sections 1320d et seq.), the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Sections 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy and/or security of individuals or prescribers and their information; (vi) the U.S. Controlled Substances Act; (vii) the Patient Protection and Affordable Care Act of 2010 (Public Law 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Public Law 111-152), and the regulations promulgated thereunder; (viii) Medicare, Title XVIII of the Social Security Act,  and Medicaid, Title XIX of the Social Security Act; (ix) quality, safety and accreditation standards and requirements of any applicable federal, state, or local laws or regulatory bodies; and (x) any and all other applicable health care laws, regulations, and manual provisions, in relevant jurisdictions, as well as contractual agreements mandated by such laws. Additionally, neither the Company nor any of its subsidiaries, nor any of their respective employees, officers, directors, agents or contractors is excluded, suspended or debarred from participation in any federal health care program or, to the knowledge of the Company and its subsidiaries, is subject to an inquiry, investigation, proceeding, or other similar matter that could subject the Company, any of its subsidiaries, or any of their respective employees, officers, directors, agents or contractors to exclusion, suspension or debarment.  Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreements, plans of correction, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

ii.             Data Protection.

A.    In addition to the Health Care Laws, the Company has also operated its business in a manner compliant in all material respects with all other privacy, data security and data protection laws and regulations applicable to the Company’s collection, use, transfer, protection, disposal, disclosure, handling, storage and analysis of its personal data.  The Company has been and is in compliance in all material respects with internal policies and procedures designed to ensure the integrity and security of the data collected, handled or stored in connection with the delivery of its offerings; the Company has been and is in compliance in all material respects with internal policies and procedures designed to ensure compliance with the Health Care Laws and takes reasonably appropriate steps designed to assure compliance in all material respects with such policies and procedures.

B.    The Company and its subsidiaries have taken reasonable steps to maintain the confidentiality of its trade secrets, protected health information (“PHI”), consumer information and other confidential information of the Company and any third parties in its possession (“Sensitive Company Data”).  The Company and its subsidiaries have implemented an information security program that (i) identifies internal and external risks to the security of the Sensitive Company Data, including any personally identifiable information; (ii) implements and monitors administrative, electronic and physical safeguards to control those risks and safeguard the security, confidentiality, integrity and availability of Sensitive Company Data; (iii) protects against unauthorized access to Company systems and Sensitive Company Data (including, as feasible, on the systems of third parties with access to such Company systems or Sensitive Company Data); (iv) maintains notification procedures in the case of any breach of security compromising data containing personally identifiable information; and (v) prohibits any unauthorized access of any non-Company systems.  To the knowledge of the Company, (i) the Company has not suffered or incurred any security breaches or incidents with respect to any Company system or Sensitive Company Data, except where such breaches or incidents would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Event; and (ii) there has been no unauthorized or illegal use of or access to any Company system or Sensitive Company Data by any unauthorized third party.  Company has not been required to notify, any individual of any information security breach or incident involving Sensitive Company Data.

(50)   Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any oral or written communication in reliance on Section 5(d) of the 1933 Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(51)   Rated Debt Securities. The Company does not have or guarantee any debt securities that are rated by a “Nationally Recognized Statistical Rating Organization”, as defined by the rules and regulations of the Commission.

(52)   Testing-the-Waters. The Company (a) has not alone engaged in oral or written communications with potential investors in reliance on Section 5(d) of the 1933 Act other than communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501(a) under the 1933 Act and (b) has not authorized anyone other than the Underwriters to engage in such communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in communicating with potential investors in reliance on Section 5(d) of the 1933 Act. The Company has not distributed any written materials relating to the Securities that would, but for the provisions of Section 5(d) of the Securities Act, be a “free writing prospectus” as defined in Rule 405 under the Securities Act but without regard to whether a registration statement has been filed (a “Testing-the-Waters Writing”). As of the Applicable Time, no individual Testing-the-Waters Writing distributed by or with the consent of the Company, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, the respective numbers of Initial Securities set forth opposite the names of each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities provided that the total number of Securities shall not be reduced by such adjustment, in each case at a price of $[•] per share (the “Purchase Price”).

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the respective numbers of Option Securities from the Company at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities.  The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10), nor in any event prior to the Closing Date nor, unless the Representatives and the Company otherwise agree in writing or such Option Closing Date is the Closing Date, earlier than two business days after the exercise of said option.  If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters the total number of Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased as the number of Initial Securities set forth in Exhibit A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares, provided that the total number of Securities shall not be reduced by such adjustment.

(c)           Payment.  Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Cooley LLP, 1114 Avenue of the Americas, New York, New York, 10036, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on [•] (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at 9:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

(d)           Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3.  Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.   The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendments or supplements to any of the foregoing (and shall promptly furnish or make available to the Representatives a copy of any comment letters and any transcript of oral comments, and shall furnish or make available to the Representatives copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters shall reasonably object by written notice to the Company), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Writing or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Testing-the-Waters Writing or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish or make available to the Representatives copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object by written notice to the Company.  The Company will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Time (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish or make available to Representatives copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object by written notice to the Company.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts.

(d)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Representatives or for the Company, to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary, in the reasonable opinion of counsel for the Representatives or for the Company, to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement (or, if the Representatives or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representatives of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its reasonable best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time an Issuer Free Writing Prospectus or Testing-the-Waters Writing conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Representatives or for the Company, to amend or supplement such Issuer Free Writing Prospectus or Testing-the-Waters Writing so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary, in the reasonable opinion of counsel for the Representatives or for the Company, to amend or supplement such Issuer Free Writing Prospectus or Testing-the-Waters Writing in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            Blue Sky and Other Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(g)           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i)            Listing.   The Company will use its reasonable best efforts to effect the listing of the Securities on The Nasdaq Global Market as and when required by this Agreement.

(j)            Restriction on Sale of Securities.  During the Lock-Up Period, the Company will not, without the prior written consent of the Representatives, directly or indirectly:

(i)    issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock,

(ii)   file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement) and other than registration statements on Form S-8 to be filed with the Commission after the Closing Date; or

(iii)  enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of the Representatives:

(1)           issue Securities to the Underwriters pursuant to this Agreement,

(2)           issue shares, and options to purchase shares, of Common Stock , restricted stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement,

(3)           issue shares of Common Stock upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (2) above, as those plans are in effect on the date of this Agreement, or upon the exercise of warrants or convertible securities outstanding on the date of this Agreement, as those warrants and convertible securities are in effect on the date of this Agreement,

(4)           issue shares of Common Stock pursuant to transactions described in the General Disclosure Package and the Prospectus, including the issuance of shares of Common Stock upon the conversion of the Company’s preferred stock and non-voting common stock; and

(5)           issue shares of Common Stock to one or more counterparties in connection with the consummation of a strategic partnership, joint venture, collaboration, merger, co-promotion or fulfillment arrangement, or the acquisition or license of any business, products or technology;

provided, however, that in the case of any issuance described in clauses (3), (4) and (5) above, it shall be a condition to the issuance that each recipient executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to the date of such issuance, a written agreement, in substantially the form of Exhibit D-1 to this Agreement and otherwise satisfactory in form and substance to Wells Fargo and UBS in their reasonable discretion; provided, further, that in the case of clause (5) above, the aggregate number of shares of Common Stock that the Company may issue or agree to sell or issue pursuant to such clause shall not exceed 5.0% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement.

If the Representatives, in their sole and absolute discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(j) hereof to permit the transfer of shares of Common Stock or other securities by an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit D-2 hereto through a major news service at least two business days before the effective date of the release or waiver.

(k)           Lock-Up Waivers. During the Lock-Up Period, the Company shall not cause or permit any waiver, release, modification or amendment of any restriction on transfer on its stockholders without the prior written consent of the Representatives; provided, however, the Company may cause or permit (i) any such waiver or release of any restriction on transfer on its stockholders without such consent if the lock-up agreement, in the form attached hereto on Exhibit D-1, entered into between the Representatives and any holder of equity securities of the Company would allow such waiver or release or (ii) any such modification or amendment of any restriction on transfer on its stockholders without such consent if such modification or amendment would not otherwise provide such stockholders with any rights on transferability prohibited by the lock-up agreement, in the form attached hereto on Exhibit D-1, entered into between the Representatives and any holder of equity securities of the Company.

(1)           Reporting Requirements.  The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)          Preparation of Prospectus.  Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and, if requested by the Representatives, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit G hereto and such other information as may be required by Rule 433 or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430A and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(n)           Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the completion of the 180th day after the date of this Agreement.

SECTION 4.  Payment of Expenses.

(a)           Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Company to the Underwriters, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and out-of-pocket disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, in each case, not to exceed

$15,000, and any costs associated with electronic delivery of any of the foregoing, (viii) the filing fees incident to, and the reasonable fees and out-of-pocket disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, not to exceed $35,000, (ix) the fees and expenses incurred in connection with the listing of the Securities on The NASDAQ Global Market, (x) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings, and (xi) the reasonable fees and disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents and other documents relating to the offering contemplated hereby (and in connection with the preparation and delivery of any electronic versions or compilations of such documents) to the Company, the Company’s accountants and counsel and the Underwriters.  Notwithstanding the provisions of this Section 4(a), the Company and the Underwriters hereby agree that in the event an aircraft is chartered to facilitate travel in connection with any meetings undertaken in connection with the offering of the Securities, the Company and the Underwriters shall share such related costs and expenses equally.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(l), 9(a)(i) or 9(a)(iii)(A) hereof the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and out-of-pocket disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof,  are subject to the accuracy of the representations and warranties of the Company  contained in this Agreement, or in certificates signed by any officer of the Company or any subsidiary of the Company (whether signed on behalf of such officer, the Company or such subsidiary) delivered to the Representatives or counsel for the Underwriters, to the performance by the Company of its covenants and other obligations hereunder that are required to be performed or satisfied prior to the Closing Date or Option Closing Date, as the case may be, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Initial Registration Statement and any post-effective amendments thereto shall have been declared effective, any Rule 462(b) Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with or otherwise finally resolved to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement, which objection shall not have been finally resolved to the reasonable satisfaction of the Representatives.  The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filings.

(b)           Opinion of Counsel for Company.  At the Closing Date, the Representatives shall have received the written opinion and negative assurance letter, each dated as of Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Company (“Company Counsel”), in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such opinion and letter for each of the other Underwriters, to the effect set forth in Exhibit E hereto, and the written opinion, dated as of the Closing Date, of Archer & Greiner P.C. special Intellectual Property counsel to the Company, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect set forth in Exhibit F.

(c)           Opinion of Counsel for Underwriters.  At the Closing Date, the Representatives shall have received the written letter, dated as of Closing Date, of Cooley LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request.

(d)           Officers’ Certificate.  At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that would reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, or management of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement, which objection has not been finally resolved to the reasonable satisfaction of the Representatives.

(e)           Chief Financial Officers’ Certificate. The Company shall have furnished to the Representatives a certificate, dated such Closing Date, of its Chief Financial Officer, substantially in the form of Exhibit J hereto.

(f)            Secretary’s Certificate. The Company shall have furnished to the Representatives a certificate, dated as of the Closing Date, of its Secretary, in form and substance reasonably satisfactory to counsel to the Underwriters and customary for the type of offering contemplated by this Agreement.

(g)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated the date of this Agreement and in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(h)           Bring-down Comfort Letter.  At the Closing Date, the Representatives shall have received from KPMG LLP a letter, dated as of Closing Date and in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(i)            Approval of Listing.  At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters from the Company at such time shall have been approved for listing on The NASDAQ Global Market, subject only to official notice of issuance.

(j)            Lock-up Agreements.  Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D-1 hereto signed by each of the persons listed in Exhibit C hereto.

(k)           No Objection.  Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)            Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

i.              Opinion of Counsel for Company.  The written opinion and negative assurance letter of Company Counsel and of the other counsel named in Section 5(b), each in form and substance reasonably satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

ii.             Opinion of Counsel for Underwriters.  The favorable opinion of Underwriters’ Counsel, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

iii.            Officers’ Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

iv.            Chief Financial Officer’s Certificate.  A certificate dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company as specified in, Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

v.             Secretary’s Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company as specified in, Section 5(f) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

vi.            Bring-down Comfort Letter.  A letter from KPMG LLP, in form and substance reasonably satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(m)          Additional Documents.  At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, in all material respects, or the fulfillment of any of the conditions, contained in this Agreement, or as the

Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representatives.

(n)           Termination of Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled and is not waived in writing by the Representatives, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by written notice to the Company at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 9, 11, 12, 13, 14, 15, 17, 19 and 20 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 6.  Indemnification.

(a)           Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

A.    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433), or in any “road show” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or in any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or in any Testing-the-Waters Writing distributed by or with the consent of the Company, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

B.    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(c) below) any such settlement is effected with the written consent of the Company; and

C.    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing) or any “issuer information” (as defined in Rule 433) filed or required to be filed pursuant to Rule 433(d), or any “road show” (as defined in Rule 433) that does not constitute an

Issuer Free Writing Prospectus, or in any Testing-the-Waters Writing, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(c) hereof.

(b)           Indemnification by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.  The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the first paragraph under the caption “Underwriting” (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing in the second and third paragraphs under the caption “Stabilization” (but only insofar as such information concerns the Underwriters) and (iii) the information regarding the limitation on sales to discretionary accounts appearing under the caption “Discretionary Accounts”.

(c)           Actions Against Parties; Notification.  Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve such indemnifying party from any liability which it may otherwise have.  Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) above shall be selected by the Representatives, and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) (ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received written notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           Indemnification for Directed Securities.  In addition to and  without limitation to the obligations  of the  Company to indemnify each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act pursuant to the other provisions of this Section 6, the Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

i.              against any and all loss, liability, claim, damage and expense whatsoever, as incurred, (A) arising out of the violation of any applicable laws, rules or regulations of any foreign jurisdictions where Directed Securities have been or are offered or sold, (B) arising out of any untrue statement or alleged untrue statement contained in any prospectus “wrapper” or other material prepared  by or with the consent of the Company for delivery or distribution to the Participants or any omission or  alleged  omission  to  state  therein  a  fact  required  to  be  stated  therein  or  necessary to make the statements therein not misleading, (C) arising out of the failure of any Participant to pay for or accept delivery of the Directed Securities which such Participant agreed (orally or in writing, including, without limitation, by email, by notice of acceptance given by means of a website or by any other form of electronic communication) to purchase, or (D) otherwise arising out of or in connection with the offering or sale of the Directed Securities;

ii.             against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to  the extent  of the aggregate amount  paid  in  settlement  of any litigation,  or  any investigation  or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in (i) above; provided that (subject to Section 6(c) above) any such settlement is effected with the written consent of the Company; and

iii.            against any and all expense whatsoever (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any matter referred to in (i) above, to the extent that any such expense is not paid under (i) or (ii) above, provided however, this indemnity agreement under this clause (e) shall not apply to the extent that such loss, claim, liability, damage or expense is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of any of the Underwriters or related indemnified parties.

SECTION 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, (or, in the case of indemnification pursuant to Section 6(e) above, arising out of or based upon any matters referred to in such Section) which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement

(before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission, or in the case of Section 6(e) above, any matters referred to in such Section.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate of any Underwriter, each officer, director, employee, partner and member of any Underwriter or any such affiliate, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, any officer, director or employee of the Company or any person controlling the Company and shall survive delivery of and payment for the Securities.

SECTION 9.  Termination of Agreement.

(a)           Termination; General.  The Representatives may terminate this Agreement, by written notice to the Company, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by written notice to the Company at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that would reasonably expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or The NASDAQ Global Market, or (B) trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE Amex, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 9, 11, 12, 13, 14, 15, 17, 19 and 20 hereof shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.

(a)           If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1)     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2)     if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10(a) shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default, as set forth in this subsection (a), which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone).  Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York  10152, Attention: Equity Syndicate, fax no. (212) 214-5918 (with such fax to be confirmed by telephone to (212) 214-6144) and UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate / Michael Ryan, fax no. (212) 713-3371; and notices to the Company shall be directed to it at Tabula Rasa Healthcare, Inc., 110 Marter Avenue, Suite 309, Moorestown, New Jersey 08057, Attention: Chief Financial Officer, fax no. (856) 273-0254  (with such fax to be confirmed by telephone to (888) 974-2763, extension: 4860), with a required copy to Morgan Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, Attention: James W. McKenzie, Jr., Esq., fax no. (215) 963-5001 (with such fax to be confirmed by telephone to (215) 963-5134).  Any party to this Agreement may change such address for notices by sending to the other parties to this Agreement written notice of a new address for such purpose.

SECTION 12.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company  and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14.  Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.  Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means [•] [a.m. / p.m.] (New York City time) on [•] or such other time as agreed by the Company and the Representatives.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject that, solely in the case of this clause (ii), are material with respect to the Company and its subsidiaries taken as a whole.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Convertible Notes” means any convertible notes or other convertible debt securities of the Company outstanding on the date of this Agreement.

“Existing Credit Agreements” means the Revolving Credit Facility Agreement, among the Company,  Silicon Valley Bank and the other parties thereto, and the 2015 Line of Credit, among the Company, Bridge Bank and the other parties thereto, in each case, as described under the caption “Revolving Credit Facility” in the Prospectus, and as amended, supplemented or restated, if applicable, and including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“Existing Warrants” means any warrants to purchase Common Stock outstanding on the date of this Agreement.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Company’s registration statement on Form S-1 (Registration No. 333-208857), as amended (if applicable), including the Rule 430A Information from and after the time that such Rule 430A information is deemed, pursuant to Rule 430A, to be part of and included in the Initial Registration Statement.  In addition, in the event that any Rule 430C information is deemed, pursuant to Rule 430C, to be a part of and included in the Initial Registration Statement, then the term “Initial Registration Statement” shall also include such Rule 430C Information from and after the time that such Rule 430C Information is deemed, pursuant to Rule 430C, to be a part of and included in the Initial Registration Statement.

“Issuer DSP Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended solely for distribution to Participants in the Directed Share Program, as evidenced by its being specified in Exhibit I hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibits H and I hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit H hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus or an Issuer DSP Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Pre-Pricing Prospectus” means the preliminary prospectus dated [•], 2016 relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Preferred Stock” means the Company’s preferred stock, par value $0.0001 per share.

“preliminary prospectus” means any prospectus used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion”.  The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company, or (ii) gives any counterparty (or any person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or any subsidiary of the Company is a party the right to liquidate or accelerate the payment obligations or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 430C,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430A Information” means the information included in the Prospectus or any amendment or supplement thereto that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 430C Information” means the information, if any, deemed to be a part of and included in the Initial Registration Statement pursuant to Rule 430C.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means the Existing Credit Agreement, the Existing Convertible Notes, the Existing Stockholder Documents and all other instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Termination Event” means any event or condition which gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“Testing the Waters Writing” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

SECTION 16.  Permitted Free Writing Prospectuses.  The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Company and the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided that the prior written consent of the Company and the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit H hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representatives, and to any Issuer DSP Free Writing Prospectus listed on Exhibit I hereto.  Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping, and the only information included in any Issuer DSP Free Writing Prospectus is the same information that is set forth in Exhibit G hereto.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit H or I hereto are Permitted Free Writing Prospectuses.

SECTION 17.  Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)           each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company on other matters;

(b)           the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives;

(c)           it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)           it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)           it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of Company.

SECTION 18.  Research Analyst Independence.  The Company acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ respective investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 19.  Trial By Jury.  The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20.  Consent to Jurisdiction.  The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in any such court and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

TABULA RASA HEALTHCARE, INC.

By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

UBS SECURITIES LLC

By: WELLS FARGO SECURITIES, LLC

By
Authorized Signatory

By: UBS SECURITIES LLC

By
Authorized Signatory

By
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriters	Number of Initial Securities
Wells Fargo Securities, LLC	[•]
UBS Securities LLC	[•]
Piper Jaffray & Co.	[•]
Stifel, Nicolaus & Company, Inc.	[•]
Robert W. Baird & Co. Incorporated	[•]
Total	[•]

A-1

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity	Sole Member

CareVentions, Inc.	Delaware	Corporation	n/a

CK Solutions, LLC	Delaware	Limited Liability Company	CareKinesis, Inc.

Material Subsidiaries

Capstone Performance Systems, LLC	Delaware	Limited Liability Company	Tabula Rasa HealthCare, Inc.

CareKinesis, Inc.	Delaware	Corporation	n/a

J.A. Robertson, Inc.	California	Corporation	n/a

Medliance LLC	Arizona	Limited Liability Company	Tabula Rasa HealthCare, Inc.

B-1

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

C-1

EXHIBIT D-1

FORM OF LOCK-UP AGREEMENT

Tabula Rasa Healthcare, Inc.

Initial Public Offering of Common Stock

Dated as of       , 2016

Wells Fargo Securities, LLC
UBS Securities, LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue
New York, New York  10152

c/o UBS Securities, LLC

1285 Avenue of the Americas

New York, New York 10019

Re:  Tabula Rasa Healthcare, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

This agreement (the “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Tabula Rasa Healthcare, Inc., a Delaware corporation (the “Company”), and Wells Fargo Securities, LLC (“Wells Fargo”) and UBS Securities, LLC (“UBS”), as representatives (the “Representatives”) of a group of underwriters named in Exhibit A of the Underwriting Agreement (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering of common stock (the “Common Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Shares will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date hereof through and including the date that is the 180th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, on behalf of the Underwriters, directly or indirectly:

(i)  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company or publicly disclose an intention to take any such actions with respect to any shares of Common Stock of the Company, whether now owned or hereafter acquired by the undersigned (including holding as a custodian) or with respect to which the undersigned has or hereafter acquires beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), or

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(ii)  enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any of the Undersigned’s Shares, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of the Undersigned’ Shares, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering contemplated by this Agreement.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of the Representatives, transfer any of the Undersigned’s Shares (including any issuer-directed Shares the undersigned may purchase in the offering contemplated by this Agreement, if applicable):

(1) if the undersigned is a natural person, (i) as a bona fide gift or gifts, (ii) by will or by intestate succession, (iii) pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case, to an immediate family (as defined below) member of the undersigned (iv) or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family;

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value;

(3)  to the Underwriters pursuant to the Underwriting Agreement;

(4)  to any of the undersigned’s affiliates (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended); and

(5)  to the Company pursuant to the exercise on a net-issuance basis, by the undersigned of any (i) warrant or (ii) stock options granted pursuant to the Company’s employee benefit plans disclosed in the Registration Statement;

provided, however, that (A) in the case of any transfer described in clause (1) (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee), (2) or (4) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representatives, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this Agreement and otherwise reasonably satisfactory in form and substance to the Representatives, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of the Undersigned’s Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2), (4) or (5) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of the Undersigned’s Shares shall be required to be made during the Lock-Up Period (other than, with respect to clause (5), a filing on Form 4 reporting a reduction in beneficial ownership resulting from the net exercise of options, provided, that, such filing shall indicate that such transactions have been net share settled), (D) in the case of a transfer pursuant to clause (1), (2), (4) or (5) above, no voluntary filing with the SEC or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period and (E) in the case of a transfer pursuant to clause (4) that any such transfer shall not involve a disposition for value.  For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first

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cousin. For the avoidance of doubt, the restrictions contained in this Agreement shall not apply to (I) any conversion of preferred stock by the undersigned into shares of Common Stock in connection with the proposed public offering, (II) any conversion or redesignation of convertible notes, Class A Non-Voting Common Stock or Class B Voting Common Stock into shares of Common Stock and (III) the exercise of any option or warrant to purchase shares of Common Stock, in each case so long as the shares of Common Stock received by the undersigned upon such conversion or redesignation, as the case may be, shall be subject to the restrictions set forth in this agreement.

The undersigned further agrees that (i) it will not, without the prior written consent of the Representatives, acting on behalf of the Underwriters, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any of the Undersigned’s Shares, and (ii) the Company may, with respect to any of the Undersigned’s Shares, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period unless the transfer is otherwise in compliance with the terms of this Agreement.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Shares pursuant to the Underwriting Agreement (except in each case insofar as any such rights pertain to the sale of shares of Common Stock by the undersigned to the Underwriters pursuant to the Underwriting Agreement), provided that such waiver shall apply only to the public offering of the Shares pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

If the undersigned is an officer or director of the Company, (1) the Representatives agree  that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Common Stock or other securities, it will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.  The undersigned acknowledges and agrees that the Representatives may elect whether or not to grant any such release or waiver in their sole and absolute discretion.

The restrictions contained herein shall not apply to, and shall terminate upon, any transfers, sales, tenders or other dispositions with respect to any of the Undersigned’s Shares pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to or involving all holders of shares of common stock of the Company or such other securities pursuant to which one hundred percent (100%) ownership of the Company is transferred to such third party (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Undersigned’s Shares); provided, that if such tender offer merger, amalgamation, consolidation or other similar transaction is not completed, all of the Undersigned’s Shares shall remain subject to the restrictions contained in this letter agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

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This Agreement shall be terminated and become null and void upon the earlier of (i) the date the Company notifies the Representatives in writing that it does not intend to proceed with proposed underwritten public offering of Common Stock, (ii) the date the Registration Statement filed with the SEC with respect to the proposed underwritten public offering is withdrawn, (iii) the date on which for any reason the Underwriting Agreement is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder or (iv) December 31, 2016, if the Underwriting Agreement is not executed by the parties by such date.

The undersigned acknowledges and agrees that whether or not any public offering of the Shares actually occurs depends on a number of factors, including market conditions.

THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Agreement as of the date first set forth above.

Yours very truly,

Exact Name of Stockholder

Authorized Signature

Title

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EXHIBIT D-2

FORM OF PRESS RELEASE

Tabula Rasa Healthcare Announces [Waiver/Release] of IPO Lock-up Restriction

Tabula Rasa Healthcare, Inc.
                , 20

MOORESTOWN, N.J.— Tabula Rasa Healthcare, Inc. (Nasdaq: TRHC) (the “Company”) announced today that Wells Fargo Securities, LLC and UBS Securities LLC, the lead book-running managers for the Company’s initial public offering of                shares of common stock that closed on                   , 2015, are [waiving] [releasing] a lock-up restriction with respect to          shares of the Company’s common stock held by [certain officers or directors] [an officer] [a director] of the Company.  The [waiver] [release] will take effect on              , 20   and the shares may be sold on or after such date.

This press release is not an offer to sell or the solicitation of an offer to buy the securities in the United States or in any other jurisdiction and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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EXHIBIT E

FORM OF OPINION OF COMPANY COUNSEL

E-1

EXHIBIT F

FORM OF INTELLECTUAL PROPERTY COUNSEL OPINION

F-1

EXHIBIT G

PRICE-RELATED INFORMATION

Public offering price: $[•] per share

Net proceeds, before expenses, to the Company: $[•] per share

Settlement date: [•]

G-1

EXHIBIT H

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

H-1

EXHIBIT I

ISSUER DSP FREE WRITING PROSPECTUS

I-1

EXHIBIT J

CHIEF FINANCIAL OFFICER’S CERTIFICATE

J-1